UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2004

COLGATE-PALMOLIVE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-644-2	13-1815595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 6, 2004, the Board of Directors of Colgate-Palmolive Company (the “Company”) approved a four-year restructuring and business building plan to enhance the Company’s global leadership position in its core businesses and specifically authorized for implementation starting the fourth quarter of 2004 the initial phase of this plan. The initial phase consists of 17 projects, including the closure or reconfiguration of certain manufacturing and warehousing facilities in Europe, North America, Latin America and Asia and sales force consolidation in certain markets in Western Europe.

The implementation of these 17 projects, which is expected to be substantially completed by December 31, 2005, is projected to result in total charges of approximately $102 million after tax, including approximately $45 million in the fourth quarter of 2004. Specifically, in connection with these projects, the Company expects to incur approximately $50 million in employee-related costs, including severance, pension and other termination benefits, approximately $40 million in asset-related costs, primarily accelerated depreciation and asset write-downs, and approximately $12 million in other associated costs, including contract termination fees. Approximately 50% of the total charges associated with these 17 projects are expected to result in future cash expenditures.

The cost of implementing the four-year restructuring and business building plan is projected to result in cumulative charges, once all phases are approved and implemented, totaling between $550 and $650 million after tax. Savings are projected to be in the range of $250 to $300 million after tax annually by the fourth year of the program. The anticipated impact for full year 2005 is charges totaling approximately $200 million spread throughout the year, including the impact of 2005 charges associated with the 17 projects approved in the initial phase as described above. After tax savings in 2005 should approximate $45 million.

As additional projects under the overall restructuring and business building plan are approved, the Company will disclose information about these restructuring initiatives in its periodic and current reports.

This periodic report on Form 8-K may contain forward-looking statements. Actual events or results may differ materially from those statements. For information about factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, including the information set forth under the caption “Cautionary Statement on Forward-Looking Statements.”

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99 is a copy of the Company’s press release, dated December 7, 2004, announcing the overall restructuring and business building plan. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other document under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits. The following exhibit is filed with this document:

Exhibit Number	Description
99	Press release, dated December 7, 2004, issued by Colgate-Palmolive Company

EXHIBIT INDEX

Exhibit Number	Description
99	Press release, dated December 7, 2004, issued by Colgate-Palmolive Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: December 10, 2004	By:	/s/ Stephen C. Patrick
	Name:	Stephen C. Patrick
	Title:	Chief Financial Officer